UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 21, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2006, Matritech, Inc. received notice (the “Deficiency Letter”) from the staff of the American Stock Exchange (“AMEX”) indicating that we are not in compliance with certain continued listing standards, specifically, Section 1003(a)(i) of the Company Guide with shareholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of our three most recent fiscal years, Section 1003(a)(ii) of the Company Guide with shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of our four most recent fiscal years, and (iii) Section 1003(a)(iii) with shareholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in our five most recent fiscal years.

In order to maintain our AMEX listing, we must submit a plan by October 23, 2006, advising AMEX of the actions we have taken, or will take, that would bring us into compliance with the applicable listing standards no later than March 21, 2008. If AMEX accepts our plan, we may be able to continue our listing during the plan period of up to 18 months, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If we are not in compliance with the continued listing standards at the end of the plan period, or we do not make progress consistent with the plan during the plan period, AMEX staff may initiate delisting proceedings. If we do not submit a plan, or if we submit a plan that is not accepted, we may be subject to delisting proceedings.

We have already contacted AMEX to confirm receipt of the Deficiency Letter and to advise the staff of AMEX that we intend to submit a plan. There is no guarantee that we will be able to complete and timely file a plan, that the plan will be accepted by AMEX, or that we will be able to make progress consistent with the plan if it is accepted. Prior to filing the plan and, if a plan is timely filed, while the plan is under review by AMEX, we expect that our common stock will continue to trade without interruption on AMEX.

A copy of our press release is attached hereto as Exhibit 99.1. A copy of AMEX’s Deficiency Letter is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release issued by Matritech, Inc. on September 26, 2006, relating to receipt of a Deficiency Letter from the American Stock Exchange.
99.2	Deficiency Letter received by Matritech, Inc. from the American Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: September 26, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Matritech, Inc. on September 26, 2006, relating to receipt of a Deficiency Letter from the American Stock Exchange.
99.2	Deficiency Letter received by Matritech, Inc. from the American Stock Exchange.